Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000
CBIZ REPORTS SECOND-QUARTER AND FIRST-HALF 2022 RESULTS
AND RAISES FULL-YEAR 2022 GUIDANCE
SECOND-QUARTER HIGHLIGHTS:
•TOTAL REVENUE UP 29.9%; SAME-UNIT REVENUE UP 11.4%
•GAAP EPS UP 275.0%; ADJUSTED EPS UP 26.0%
•INCOME FROM CONTINUING OPERATIONS UP 262.9%; ADJUSTED EBITDA UP 29.9%
FIRST-HALF HIGHLIGHTS:
•TOTAL REVENUE UP 30.1%; SAME-UNIT REVENUE UP 10.5%
•GAAP EPS UP 56.0%; ADJUSTED EPS UP 26.6%
•INCOME FROM CONTINUING OPERATIONS UP 52.0%; ADJUSTED EBITDA UP 27.9%

CLEVELAND (July 28, 2022) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ”, or the “Company”), a leading provider of financial, insurance and advisory services, today announced results for the second quarter ended June 30, 2022.

For the 2022 second quarter, CBIZ recorded revenue of $362.0 million, an increase of $83.3 million, or 29.9%, compared with $278.6 million reported for the same period in 2021. Acquired operations, net of divestitures, contributed $51.6 million, or 18.5%, to second-quarter 2022 revenue growth. Same-unit revenue increased by $31.7 million, or 11.4%, for the quarter, compared with the same period a year ago. Income from continuing operations was $31.3 million, or $0.60 per diluted share, compared with $8.6 million, or $0.16 per diluted share, for the same period a year ago.

Adjusted income from continuing operations was $32.6 million, or $0.63 per diluted share, compared with $27.1 million, or $0.50 per diluted share, for the same period a year ago. Adjusted EBITDA for the second quarter was $55.7 million, compared with $42.9 million for the same period in 2021.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

For the six months ended June 30, 2022, CBIZ recorded revenue of $753.7 million, an increase of $174.3 million, or 30.1%, over the $579.4 million recorded for the same period in 2021. Acquisitions, net of divestitures, contributed $113.8 million, or 19.6%, to revenue growth in the six months ended June 30, 2022. Same-unit revenue increased by $60.5 million, or 10.5%, compared with the same period a year ago. Income from continuing operations was $89.4 million, or $1.70 per diluted share, for the six months ended June 30, 2022, compared with $58.8 million, or $1.09 per diluted share, for the same period a year ago.

Adjusted income from continuing operations was $95.2 million, or $1.81 per diluted share, for the six months ended June 30, 2022, compared with $77.1 million, or $1.43 per diluted share, for the same period a year ago. Adjusted EBITDA for the first half was $148.6 million, compared with $116.2 million for the same period in 2021.

In the second quarter of 2021, the Company recorded a non-recurring settlement charge of $30.5 million and a $6.4 million non-recurring gain on sale of operations. These items were eliminated to arrive at Adjusted earnings per diluted share for the second-quarter and first-half periods ended June 30, 2021. In 2022, the Company incurred non-recurring transaction and first-year integration expenses related to the Marks Paneth acquisition. These expenses were eliminated to report Adjusted earnings per diluted share for 2022. Schedules reconciling Adjusted income from continuing operations, Adjusted EPS and Adjusted EBITDA to the most directly comparable GAAP measures can be found in tables included in the release.

During the first half ended June 30, 2022, the Company repurchased approximately 884 thousand shares of its common stock on the open market. Between July 1, 2022, and July 27, 2022, the Company repurchased an additional 200 thousand shares. The balance outstanding on the Company’s unsecured credit facility on June 30, 2022, was $266.0 million with $323.2 million of unused borrowing capacity.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “Our exceptional performance for the second quarter and first half of 2022 is a direct result of our long-term strategy and focus on organic growth, strategic acquisitions and investments that strengthen our business and position us for the future. We continue to see growth across every major service line due to the ongoing demand for both our essential, recurring services and our project-based advisory services. In addition, the performance of our recent acquisitions is also helping to bolster our strong results. Earlier this month, we were pleased to welcome our latest acquisition, Stinnett and Associates, a professional advisory firm with offices in Oklahoma, Texas and Colorado.”

“As a result of our strong organic growth for the first half of the year combined with the performance of our recent acquisitions, we are raising our full-year 2022 guidance to reflect anticipated revenue growth between 23% and 25% and growth in Adjusted earnings per share between 25% and 27%,” Grisko concluded.

2022 Outlook
•The Company increased its revenue growth expectations to within a range of 23% to 25% over the prior year, up from previous guidance of 19% to 21% in revenue growth.
•Although multiple factors may impact the tax rate, the Company expects an effective tax rate of approximately 25%.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

•The Company expects a weighted average fully diluted share count of 52.5 million to 53.0 million shares.
•On a GAAP basis, the Company expects full-year fully diluted earnings per share from continuing operations to grow within a range of 45% to 48% per share, over the $1.32 per share reported in 2021, up from previous guidance of 43% to 46% per share.
•The Company expects Adjusted fully diluted earnings per share from continuing operations to grow within a range of 25% to 27% over the Adjusted $1.66 reported for 2021, up from previous guidance of a 20% to 22% increase per share. A schedule reconciling GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS is attached.
Conference Call
CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants may register at https://dpregister.com/sreg/10169243/f3ae1c6ba2.

About CBIZ
CBIZ is a leading provider of financial, insurance and advisory services to businesses throughout the United States. Financial services include accounting, tax, government health care consulting, transaction advisory, risk advisory, and valuation services. Insurance services include employee benefits consulting, retirement plan consulting, property and casualty insurance, payroll, and human capital consulting. With more than 100 offices in 32 states, CBIZ is one of the largest accounting and insurance brokerage providers in the U.S. For more information, visit www.cbiz.com.

Forward-Looking Statements
Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the impact of COVID-19 on the Company’s business and operations and those of our clients; the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2022 AND 2021
(In thousands, except percentages and per share data)

	Three Months Ended June 30,
	2022	%	2021	%
Revenue	$361,952	100.0%	$278,648	100.0%
Operating expenses (1)	289,736	80.0	236,934	85.0
Gross margin	72,216	20.0	41,714	15.0
Corporate general and administrative expenses (1)	10,926	3.0	13,816	5.0
Legal settlement, net	—	—	30,468	10.9
Operating income (loss)	61,290	17.0	(2,570)	(0.9)
Other (expense) income:
Interest expense	(1,645)	(0.5)	(959)	(0.3)
Gain on sale of operations, net	135	—	6,385	2.3
Other (expense) income, net (1) (2)	(15,898)	(4.4)	8,373	3.0
Total other (expense) income, net	(17,408)	(4.9)	13,799	5.0
Income from continuing operations before income tax expense	43,882	12.1	11,229	4.1
Income tax expense	12,622		2,616
Income from continuing operations	31,260	8.6	8,613	3.1
Loss from operations of discontinued businesses, net of tax	(5)		(6)
Net Income	$31,255	8.6%	$8,607	3.1%

Diluted income per share:
Continuing operations	$0.60		$0.16
Discontinued operations	—		—
Net income	$0.60		$0.16

Diluted weighted average common shares outstanding	52,531		53,769
Other data from continuing operations:
Adjusted EBITDA (3)	$55,732		$42,895
Adjusted EPS (3)	$0.63		$0.50

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other (expense) income, net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."
Income and expenses related to the deferred compensation plan for the three months ended June 30, 2022, and 2021 are as follows (in thousands):

	Three Months Ended June 30,
	2022	% of Revenue	2021	% of Revenue
Operating (income) expenses	$(13,338)	(3.7)%	$6,761	2.4%
Corporate general and administrative (income) expenses	(1,811)	(0.5)%	850	0.3%
Other (expense) income, net	(15,149)	(4.1)%	7,611	2.7%

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Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended June 30, 2022, and 2021 are as follows (in thousands):

	Three Months Ended June 30,
	2022				2021
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$72,216	$(13,338)	$58,878	16.3%	$41,714	$6,761	$48,475	17.4%
Operating income (expense)	61,290	(15,149)	46,141	12.7%	(2,570)	7,611	5,041	1.8%
Other (expense) income, net	(15,898)	15,149	(749)	(0.2)%	8,373	(7,611)	762	0.3%
Income from continuing operations before income tax expense	43,882	—	43,882	12.1%	11,229	—	11,229	4.0%

(2)Included in "Other (expense) income, net" for the three months ended June 30, 2022 and 2021, is expense of $0.8 million and $0.1 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2022 AND 2021
(In thousands, except percentages and per share data)

	Six Months Ended June 30,
	2022	%	2021	%
Revenue	$753,674	100.0%	$579,378	100.0%
Operating expenses (1)	580,035	77.0	460,905	79.6
Gross margin	173,639	23.0	118,473	20.4
Corporate general and administrative expenses (1)	27,235	3.6	28,299	4.9
Legal settlement, net	—	—	30,468	5.3
Operating income	146,404	19.4	59,706	10.2
Other income (expense):
Interest expense	(2,904)	(0.4)	(1,836)	(0.3)
Gain on sale of operations, net	135	—	6,385	1.1
Other (expense) income, net (1) (2)	(22,301)	(3.0)	13,162	2.3
Total other (expense) income, net	(25,070)	(3.4)	17,711	3.1
Income from continuing operations before income tax expense	121,334	16.0	77,417	13.3
Income tax expense	31,943		18,588
Income from continuing operations	89,391	11.9	58,829	10.2
Loss from operations of discontinued businesses, net of tax	(9)		(13)
Net income	$89,382	11.9%	$58,816	10.2%

Diluted income per share:
Continuing operations	$1.70		$1.09
Discontinued operations	—		—
Net income	$1.70		$1.09

Diluted weighted average common shares outstanding	52,736		54,109
Other data from continuing operations:
Adjusted EBITDA (3)	$148,629		$116,212
Adjusted EPS (3)	$1.81		$1.43

(1)CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" and "Corporate general and administrative expenses," and are directly offset by deferred compensation gains or losses in "Other (expense) income, net." The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

Income and expenses related to the deferred compensation plan for the six months ended June 30, 2022, and 2021 are as follows (in thousands):

	Six Months Ended June 30,
	2022	% of Revenue	2021	% of Revenue
Operating (income) expenses	$(19,005)	(2.5)%	$11,377	2.0%
Corporate general and administrative (income) expenses	(2,622)	(0.3)%	1,346	0.2%
Other (expense) income, net	(21,627)	(2.9)%	12,723	2.2%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the six months ended June 30, 2022, and 2021 are as follows (in thousands):

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

	Six Months Ended June 30,
	2022				2021
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$173,639	$(19,005)	$154,634	20.5%	$118,473	$11,377	$129,850	22.4%
Operating income (expense)	146,404	(21,627)	124,777	16.6%	59,706	12,723	72,429	12.5%
Other (expense) income, net	(22,301)	21,627	(674)	(0.1)%	13,162	(12,723)	439	0.1%
Income from continuing operations before income tax expense	121,334	—	121,334	16.1%	77,417	—	77,417	13.4%

(2)Included in "Other (expense) income, net" for the six months ended June 30, 2022 and 2021, is expense of $1.5 million and $0.8 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the most directly comparable GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
(In thousands)
SELECT SEGMENT DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Financial Services	$259,308	$186,589	$548,054	$390,738
Benefits and Insurance Services	91,708	82,620	184,194	169,859
National Practices	10,936	9,439	21,426	18,781
Total	$361,952	$278,648	$753,674	$579,378

Gross Margin
Financial Services	$49,665	$35,669	$128,611	$98,072
Benefits and Insurance Services	16,688	14,844	36,517	35,150
National Practices	1,037	952	1,951	1,753
Operating expenses - unallocated (1):
Other expense	(8,512)	(2,990)	(12,445)	(5,125)
Deferred compensation	13,338	(6,761)	19,005	(11,377)
Total	$72,216	$41,714	$173,639	$118,473

(1)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other (expense) income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other (expense) income, net."

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2022	2021
Net income	$89,382	$58,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,465	12,876
Gain on sale of operations, net	(135)	(6,385)
Bad debt expense, net of recoveries	1,263	265
Adjustments to contingent earnout liability, net	1,478	753
Stock-based compensation expense	6,428	5,454
Other noncash adjustments	4,899	4,882
Net income, after adjustments to reconcile net income to net cash provided by operating activities	119,780	76,661
Changes in assets and liabilities, net of acquisitions and divestitures	(91,263)	(10,354)
Operating cash flows provided by continuing operations	28,517	66,307
Operating cash used in discontinued operations	(9)	(13)
Net cash provided by operating activities	28,508	66,294
Net cash used in investing activities	(89,756)	(40,137)
Net cash provided by (used in) financing activities	91,655	(42,582)
Net increase (decrease) in cash, cash equivalents and restricted cash	30,407	(16,425)
Cash, cash equivalents and restricted cash at beginning of year	$150,474	$170,335
Cash, cash equivalents and restricted cash at end of period	$180,881	$153,910

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$3,881	$4,677
Restricted cash	42,188	39,268
Cash equivalents included in funds held for clients	134,812	109,965
Total cash, cash equivalents and restricted cash	$180,881	$153,910

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands)

	June 30, 2022	December 31, 2021
Cash and cash equivalents	3,881	1,997
Restricted cash	42,188	30,383
Accounts receivable, net	410,481	242,168
Current assets before funds held for clients	468,771	293,765
Funds held for clients	185,271	157,909
Goodwill and other intangible assets, net	946,468	840,783

Total assets	1,972,597	1,627,934

Current liabilities before client fund obligations	344,219	265,174
Client fund obligations	187,129	158,115
Total long-term debt, net	263,718	154,851

Total liabilities	1,208,074	923,386

Treasury stock	(737,559)	(694,716)

Total stockholders' equity	764,523	704,548

Debt to equity	34.5%	22.0%
Days sales outstanding (DSO) - continuing operations (1)	88	71

Shares outstanding	51,602	52,038
Basic weighted average common shares outstanding	52,015	52,637
Diluted weighted average common shares outstanding	52,736	53,723

(1)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on June 30, 2021 was 84.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Income from Continuing Operations to Adjusted EBITDA (1)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Income from continuing operations	$31,260	$8,613	$89,391	$58,829
Interest expense	1,645	959	2,904	1,836
Income tax expense	12,622	2,616	31,943	18,588
Gain on sale of operations, net	(135)	(6,385)	(135)	(6,385)
Legal settlement, net	—	30,468	—	30,468
Transaction costs related to Marks Paneth (2)	—	—	1,329	—
Integration & retention costs related to Marks Paneth (2)	2,048	—	6,732	—
Depreciation	2,828	2,649	5,607	5,202
Amortization	5,464	3,975	10,858	7,674
Adjusted EBITDA	$55,732	$42,895	$148,629	$116,212

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, "Income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders as a performance measurement to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

CBIZ, INC.
GAAP RECONCILIATION
Income and Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Income and EPS(1)
(In thousands, except per share data)

	Three Months Ended June 30, 2022		Three Months Ended June 30, 2021
	Amounts	EPS	Amounts	EPS
Income from continuing operations	$31,260	$0.60	$8,613	$0.16
Adjustments:
Gain on sale of operations, net	(135)	—	(6,385)	(0.12)
Legal settlement, net	—	—	30,468	0.56
Integration & retention costs related to Marks Paneth (2)	2,048	0.04	—	—
Income tax effect related to adjustments	(550)	(0.01)	(5,608)	(0.10)
Adjusted income from continuing operations	$32,623	$0.63	$27,088	$0.50

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted Income and Adjusted EPS to the most directly comparable GAAP financial measures, “Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted Income and Adjusted EPS, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

	Six Months Ended June 30, 2022		Six Months Ended June 30, 2021
	Amounts	EPS	Amounts	EPS
Income from continuing operations	$89,391	$1.70	$58,829	$1.09
Adjustments:
Gain on sale of operations, net	(135)	—	(6,385)	(0.12)
Legal settlement, net	—	—	30,468	0.56
Transaction costs related to Marks Paneth (2)	1,329	0.03	—	—
Integration & retention costs related to Marks Paneth (2)	6,732	0.13	—	—
Income tax effect related to adjustments	(2,087)	(0.05)	(5,782)	(0.10)
Adjusted income from continuing operations	$95,230	$1.81	$77,130	$1.43

(1)CBIZ reports its financial results in accordance with GAAP. This table reconciles Adjusted Income and Adjusted EPS to the most directly comparable GAAP financial measures, “Income from continuing operations” and "Diluted earnings per share from continuing operations." Adjusted Income and Adjusted EPS are not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance under GAAP. Adjusted Income and Adjusted EPS, which excludes significant non-operating related gains and losses, are used by the Company for its shareholders and debt holders as a performance measure to evaluate, assess and benchmark the Company's operational results.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

CBIZ, INC.
GAAP RECONCILIATION
Full Year 2022 EPS from Continuing Operations Guidance to Full Year 2022 Adjusted Diluted EPS

	Full Year 2022 Guidance
	Low	High
Diluted EPS - GAAP Guidance	$1.92	$1.95
Transaction and integration costs related to Marks Paneth (1)	0.16	0.16
Adjusted Diluted EPS Guidance	$2.08	$2.11
GAAP Diluted EPS for 2021	$1.32	$1.32
Adjusted Diluted EPS for 2021 (2)	$1.66	$1.66
GAAP Diluted EPS Range	45%	48%
Adjusted Diluted EPS Range	25%	27%

(1)Includes estimated transaction and integration costs related to the Marks Paneth acquisition. Such costs include, but are not limited to, certain consulting, technology, personnel, as well as other first year operating and general administrative costs that are non-recurring in nature.
(2)A reconciliation between income from continuing operations and adjusted income from continuing operations and a reconciliation between GAAP Diluted EPS and Adjusted Diluted EPS for fiscal year ended December 31, 2021 are presented as follows:

	Year Ended December 31, 2021
	In thousands	EPS
Income from continuing operations	$70,911	$1.32
Adjustments:
Gain on sale of operations, net	(6,311)	(0.12)
Legal settlement, net	30,468	0.57
Income tax effect related to adjustments	(5,746)	(0.11)
Adjusted income from continuing operations	$89,322	$1.66

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz